Exhibit 99.1

FSP Galleria North Corp.

FSP Galleria North Corp. (the "Company") has continued its suspension of dividends for the fourth quarter of 2011, due to the fact that the Company’s property remains completely vacant.

The Company’s property located in Dallas, Texas, was previously 100% leased to a single tenant, Tenet Hospitals Limited (“Tenet”). Tenet’s lease expired on December 31, 2009. In anticipation of this vacancy and the increasing possibility of a prolonged economic downturn, the Company’s Board of Directors reduced the amount of the dividend for calendar year 2009 in order to build up a larger reserve that may be allocated to fund operating expenses in the event that the Company’s property remains vacant for an extended period of time. The reserve may also be utilized to help with the capital costs to reposition the property from a single-tenant building to a multi-tenant building, if needed. As of December 31, 2011, the property was unleveraged, and the Company had approximately $3,300,000 of total reserves available to be allocated to the cost of leasing the property and to fund operating expenses.

As previously reported the property is in terrific condition and has been well received by those that have toured it. Management previously engaged an architect to assist with a repositioning of the building to make it more attractive to a wider variety of prospective tenants. A marketing center was completed on the first floor, and select portions of floors have been demolished and cleaned to better present the interior and the exterior views. Management is utilizing the marketing center to feature plans for a large conference center and brand new fitness center that should be highly-desirable amenities within the building. In 2010, we replaced the original cooling tower with a new cooling tower with enhanced capacity and efficiency that will be able to accommodate a larger number of prospective tenants with supplemental cooling needs. In 2009, management successfully led the effort to cause the property to obtain LEED Gold Certification by the U.S. Green Building Council in the Leadership in Energy and Environmental Design for Existing Buildings: Operations & Maintenance.

The Galleria submarket continues to struggle to keep existing tenants and to attract new tenants, and the majority of larger prospective tenants have elected to relocate farther north within the submarket of Far North Dallas. The pending reconstruction/widening of the LBJ interstate freeway and the resultant fear of growing traffic congestion have been a significant detraction to the near-term perception of the Galleria area.

In the effort to re-lease the property, management has been working aggressively with the local leasing team to find prospective tenants. During January 2012, management agreed to economic terms with two prospective tenants, sent out draft leases and worked diligently on lease negotiations. Those lease negotiations remain ongoing as of the writing of this letter. The two prospective tenants would collectively occupy approximately 33% of the Company’s property.

Although the Galleria submarket fundamentals have not improved significantly during the past few months, management has witnessed a surge in touring activity at the property since the holidays. We believe that the local market tenant broker representatives have noticed this increased touring activity and that it has contributed to a greater sense of urgency as compared to the last few years.

The two prospective tenants that we are currently in lease negotiations with (assuming lease negotiations are successful and leases get signed) would occupy both the top and bottom floors/sections of our building. Both tenants could potentially have expansion needs in the future. We believe that signing these two leases could allow us to more easily start multi-tenanting the middle floors/sections of the building. As mentioned above, as of December 31, 2011, the property was unleveraged with approximately $3,300,000 in cash reserves. We believe that increased leasing at the property will require additional capital for tenant improvements and leasing commissions. On February 1, 2012, Franklin Street Properties Corp., our single common shareholder, made an investment in Galleria North in the form of a $15,000,000 revolving line of credit to be used for capital improvements and/or to pay operating expenses of the property, including without limitation, tenant improvement allowances and leasing commissions. Assuming the current lease negotiations are successfully completed with the two prospective tenants, approximately 33% of the property will be leased. Management is cautiously optimistic that we could finally be on our way to fully stabilizing the property, eventually being able to reinstate dividends and creating a value that could be attractive for sale in the marketplace. Of course, any sale of the property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock. 2012 is shaping up to be an interesting year at Galleria North.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP Galleria North Corp.

The Company’s annual filing on Form 10-K will be submitted to the SEC within approximately 90 days after year end, and you will be able to access the document via the SEC’s website. However, a copy of the Annual Report will be made available directly to you. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001310157

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP Galleria (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP Galleria North Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
(10/14-12/31)				TOTAL PAID TO DATE
12/31/2004	$1,451	$1,247,860	6.70%
2004				$1,451
3/31/2005	$1,909	$1,641,740	7.60%
6/30/2005	$1,907	$1,640,020	7.60%
9/30/2005	$1,908	$1,640,880	7.60%
12/31/2005	$1,926	$1,656,360	7.70%
2005				$9,101
3/31/2006	$1,986	$1,707,960	7.90%
6/30/2006	$1,979	$1,701,940	7.90%
9/30/2006	$2,000	$1,720,000	8.00%
12/31/2006	$1,954	$1,680,440	7.80%
2006				$17,020
3/31/2007	$1,965	$1,689,900	7.90%
6/30/2007	$1,943	$1,670,980	7.80%
9/30/2007	$1,942	$1,670,120	7.70%
12/31/2007	$1,995	$1,715,700	7.90%
2007				$24,865
3/31/2008	$1,947	$1,674,420	7.80%
6/30/2008	$1,919	$1,650,340	7.70%
9/30/2008	$1,860	$1,599,600	7.40%
12/31/2008	$1,744	$1,499,840	7.00%
2008				$32,335
3/31/2009	$1,395	$1,199,700	5.60%
6/30/2009	$1,395	$1,199,700	5.60%
9/30/2009	$1,395	$1,199,700	5.60%
12/31/2009	$0	$0	0.00%
2009				$36,520
3/31/2010	$0	$0	0.00%
6/30/2010	$0	$0	0.00%
9/30/2010	$0	$0	0.00%
12/31/2010	$0	$0	0.00%
2010				$36,520
3/31/2011	$0	$0	0.00%
6/30/2011	$0	$0	0.00%
9/30/2011	$0	$0	0.00%
12/31/2011	$0	$0	0.00%
2011				$36,520

*Yield based on original offering amount of $86,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.